UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2024

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 8.01 below with respect to the Shares (as defined herein) is incorporated into this Item 3.02 by reference, insofar as it relates to the unregistered sales of equity securities.

Item 8.01	Other Events.

On August 20, 2024, Royal Caribbean Cruises Ltd. (the “Company”) completed the privately negotiated exchange transactions previously disclosed in its Current Report on Form 8-K filed on August 6, 2024, and additional privately negotiated exchange transactions (collectively, the “Exchange Transactions”) with a limited number of holders (the “Holders”) of its 6.000% Convertible Senior Notes due 2025 (the “2025 Notes”). In the Exchange Transactions, the Holders exchanged approximately $827 million in aggregate principal amount of the 2025 Notes for an aggregate of approximately 11.4 million shares (the “Shares”) of the Company’s common stock and approximately $827 million in cash, representing the par value of the 2025 Notes exchanged, plus accrued and unpaid interest thereon (together with the Shares, the “Exchange Consideration”). The Company funded the cash portion of the Exchange Consideration with borrowings under its revolving credit facilities.

The 2025 Notes exchanged by the Holders were immediately cancelled at the close of the Exchange Transactions, thereby reducing the Company’s weighted average shares outstanding on a fully diluted basis. Immediately following the completion of the Exchange Transactions, approximately $323 million in aggregate principal amount of the 2025 Notes remain outstanding.

The Shares issued in the Exchange Transactions have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied, in part, upon representations from each Holder that, among other things, (i) it is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and (ii) it and any account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

On August 20, 2024, the Company issued a press release announcing the completion of the Exchange Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy Shares or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 20, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: August 20, 2024	By:	/s/ Naftali Holtz
	Name:	Naftali Holtz
	Title:	Chief Financial Officer